EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-218480, 333-220265, and 333-259305 on Form S-3 and Registration Statements Nos. 333-220264, 333-232407, 333-248736, and 333-259309 on Form S-8 of Limbach Holdings, Inc. of our report dated March 16, 2022 relating to the financial statements and effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Atlanta, Georgia
March 16, 2022